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                                                      EXHIBIT 2.N.(i)

SULLIVAN & CROMWELL                                 125 Broad Street
                                                    New York, NY 10004
                                                    Telephone: (212) 558-4000
                                                    Facsimile: (212) 558-3588

                                                        May 28, 1997

Automatic Common Exchange Security Trust II,
   c/o Goldman, Sachs & Co.,
      85 Broad Street,
         New York, New York 10004.

Dear Sirs:

                  We have acted as special tax counsel to Automatic Common Exchange Security Trust II (the "Trust") in connection with the Registration Statement on Form N-2 of the Trust filed with the Securities and Exchange Commission on May 28, 1997 (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus included in the Registration Statement.

                  We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Considerations". In giving such consent, we do not thereby



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Automatic Common Exchange Security Trust II                                -2-

admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                              Very truly yours,

                                              SULLIVAN & CROMWELL